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                                                       EXHIBIT 4.4
















                        BANCO POPULAR DE PUERTO RICO
                           EMPLOYEES' STOCK PLAN








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                        BANCO POPULAR DE PUERTO RICO

                           EMPLOYEES' STOCK PLAN

                             Table of Contents
                                                                 Page

Article I         DEFINITIONS                                    I-1


Article II        PARTICIPATION                                  II-1


Article III       EMPLOYEE CONTRIBUTIONS                         III-1


Article IV        EMPLOYER CONTRIBUTIONS                         IV-1


Article V         LIMITATIONS ON CONTRIBUTIONS                   V-1


Article VI        INVESTMENT OF CONTRIBUTIONS
                  AND VALUATIONS                                 VI-1


Article VII       DISTRIBUTIONS                                  VII-1


Article VIII      PLAN ADMINISTRATION                            VIII-1


Article IX        CLAIMS PROCEDURE                               IX-1


Article X         AMENDMENT OR TERMINATION OF THE PLAN OR
                  DISCONTINUANCE OF CONTRIBUTIONS                X-1


Article XI        TOP HEAVY PROVISIONS                           XI-1


Article XII       MISCELLANEOUS PROVISIONS                       XII-1
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                        BANCO POPULAR DE PUERTO RICO

                           EMPLOYEES' STOCK PLAN

Banco Popular de Puerto Rico (the "Employer") adopted the Banco Popular  de

Puerto Rico Employees' Stock  Plan, hereinafter set forth, effective  as of

April 1, 1995.   The purpose of the Plan is  to provide retirement benefits to eligible Employees and their beneficiaries all as set forth herein.



The  Plan established hereunder is intended  to qualify as a profit sharing plan which meets the requirements for qualification and tax-exemption under

Sections 401(a), 401(k),  and 401(m) of the Internal Revenue  Code of 1986,

as now  in effect or hereafter amended,  or any other applicable provisions of  law  including,  without  limitation, the  Employee  Retirement  Income

Security Act of 1974, as now in effect or hereafter amended.
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                                 Article I

                                DEFINITIONS



Where the following words and phrases appear in the Plan, they shall have the respective meanings as set forth below, unless the context in which they are used clearly indicates a different meaning.



1.01        Account

The  Account established and maintained on behalf of a Participant including, as applicable, a Participant's "Elective Deferral Contribution

Account", "Voluntary Contribution Account", "Employer Contribution Account"

and "Rollover Account".



1.02        Administrative Committee

The persons appointed by the Employer to administer the Plan in accordance with the provisions of Article VIII.  The Administrative Committee shall serve as the Plan Administrator.



1.03        Affiliated Company

The Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code)

which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c)

of the Internal Revenue Code)
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with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Internal Revenue Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Internal Revenue Code.



1.04        Anniversary Date

The Effective Date and each December 31 thereafter.



1.05        BanPonce Corporation

BanPonce Corporation, a Puerto Rico corporation.



1.07        Beneficiary

The person or persons designated to receive benefits payable under the Plan in the event of a Participant's death.  Such designation may be changed at any time by the Participant.  A Participant may also name one or more contingent Beneficiaries to receive any benefits payable in the event of his death with no surviving primary Beneficiary.  In the absence of any designation, or if no designated person is living when a benefit is payable, Beneficiary shall mean the following person or persons, in the following order:

            (a)   The Participant's spouse,

            (b)   The Participant's issue in equal shares per stirpes,
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            (c)   The Participant's mother,

            (d)   The Participant's father,

            (e)   The Participant's sisters and brothers in equal shares,

            (f)   The Participant's estate.

Notwithstanding the preceding, the election by a married Participant of a

Beneficiary other than his spouse shall not be deemed to be effective, and the Participant's spouse shall automatically be deemed to be the

Participant's sole Beneficiary, unless the Participant's spouse agrees to such non-spousal designation in writing and such spousal consent is witnessed by a member of the Administrative Committee or a notary public.



1.07        Board of Governors

The Board of Governors of the Federal Reserve System.



1.08        Code

The Internal Revenue Code of 1986, as now in effect or as hereafter amended.  All citations to Sections of the Code are to such sections as they may from time to time be amended or renumbered.
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1.09        Compensation

The basic salary or wages paid to a person while he is an Employee of the

Employer and a Participant of the Plan, including the amount of Elective

Deferral Contributions made on the Participant's behalf for such Plan Year,

but excluding overtime pay, bonuses, severance pay, incentive or profit sharing distributions, payments for life insurance or employee benefit plans, and other forms of special compensation.  The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $150,000.  This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code.

In determining the Compensation of a Participant for purposes of the

$150,000 limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.  If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section 1.07 prior to the application of this limitation of such other method as determined by the Administrative

Committee.



1.10        Counterpart Plan

The Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico)

adopted contemporaneously herewith.
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1.11        Effective Date

April 1, 1995.



1.12        Elective Deferral Contribution

The Election by a Participant to have part of the amount that otherwise would have been paid to him as Compensation deferred and contributed to his

Account in accordance with Section 3.01.



1.13        Elective Deferral Contribution Account

That portion of a Participant's Account under the Plan established for a

Participant to which Elective Deferral Contributions are made pursuant to

Section 3.01.



1.14        Elective Deferral Agreement

The agreement entered into by the Participant and the Employer whereby the

Employer defers a portion of such Participant's Compensation and contributes an amount equal to such deferred portion of his Compensation to his Elective Deferral Contribution Account.



1.15        Employee

Any person who is employed by the Employer on a monthly salaried basis, or who is on an authorized leave of absence in accordance with Subsection

1.17(c) and who was employed on a monthly salaried basis immediately preceding such leave.  Any person
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who is represented by a collective bargaining agent shall not be considered an Employee for purposes of the Plan.



1.16        Employer

Banco Popular de Puerto Rico, or any Affiliated Company of BanPonce

Corporation which has expressly adopted the Plan in accordance with adoption procedures established by BanPonce Corporation, in its sole discretion.



1.17        Employer Contribution Account

That portion of a Participant's Account under the Plan established for a

Participant to which Employer Basic Contributions or Employer Matching

Contributions are made pursuant to Sections 4.01 and 4.03, respectively.



1.18        Employment Commencement Date

For all purposes of the Plan, the date on which a person employed by the

Employer first performs an Hour of Service.



1.19        Highly Compensated Employee

An employee who during the relevant period is a highly compensated employee as defined in Code Section 414(q).
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1.20        Hour of Service

            (a)   Each hour for which a person is directly or indirectly

                  compensated by the Employer or an Affiliated Company for

                  the performance of duties, including each such hour

                  during which a person was represented by a collective

                  bargaining agent.

            (b)   Each hour for which a person is directly or indirectly

                  compensated by the Employer or an Affiliated Company on

                  account of a period of time during which no duties are

                  performed or for which back pay has been received by the

                  person (irrespective of whether mitigating damages have

                  been awarded or agreed to by the Employer or the

                  Affiliated Company) due to:

                  (i)   vacation or holiday,

                  (ii)  illness or incapacity,

                  (iii) layoff,

                  (iv)  jury duty,

                  (v)   military duty,

                  (vi)  leave of absence,

                  provided that no more than 501 such hours shall be

                  recognized on account of a single continuous period

                  during which no duties are performed and further provided

                  that:
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                  (i)   such payment is not made or due under a plan

                        maintained solely for purposes of complying with

                        applicable workers'compensation, unemployment

                        compensation, or disability insurance laws, and

                  (ii)  such payment does not solely represent

                        reimbursement for medical or medically-related

                        expenses, and further provided that hours shall not

                        be recognized with respect to periods during which

                        payments are received from the Banco Popular de

                        Puerto Rico Long Term Disability Plan or this Plan.

            (c)   Each hour for which a person would normally be scheduled

                  to work for the Employer or an Affiliated Company during

                  an authorized leave of absence, but only if he returns to

                  work within the time fixed by the Employer or Affiliated

                  Company.  Such leaves of absence shall be granted under

                  rules uniformly applied to all persons.



With respect to Subsections (a) and (c) above, hours shall be recognized when the duties are performed, or would normally have been performed.  With respect to Subsection (b) above, hours shall be recognized when payment is made or becomes due, or in the case of back pay, in the period to which the award or payment pertains.  The provisions of this Section 1.17 shall be applied in accordance with the provisions
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of Federal Regulations Sections 2530.220b-2(b) and (c) as promulgated by the United States Department of Labor.



1.21        Investment Fund

The investment fund established for the investment of Plan assets pursuant to Section 6.02.



1.22        Maternity or Paternity Leave

An Employee's absence from work for the Employer (a) by reason of the pregnancy of such Employee; (b) by reason of the birth of a child of such

Employee; (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (d) for purposes of caring for a child of such Employee immediately following the birth of the child or the placement of the child with such Employee.



1.23        New York Fed

The Federal Reserve Bank of New York.



1.24        Normal Retirement Date

The date on which a Participant attains age 65.
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1.25        Participant

An Employee eligible to participate in the Plan who has satisfied the requirements of Section 2.01 (an Active Participant), or a former Employee receiving or eligible to receive a benefit (an Inactive Participant).



1.26        Period of Severance

The period, measured in full years and months (as defined in Section 1.35),

between a Participant's Severance from Service Date and a subsequent

Reemployment Commencement Date.



Leaves of absence formally approved by the Employer shall not constitute a

Period of Severance but shall be considered as Years of Service in determining service for vesting and eligibility provided the Participant returns to employment of the Employer immediately following such leave of absence.



1.27        Plan

The retirement plan set forth herein and as amended hereafter, which is known as the:

            "Banco Popular de Puerto Rico Employees' Stock Plan".
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1.28        Plan Year

The period from the Effective Date to the end of the calendar year containing the Effective Date shall be a short Plan Year.  Thereafter, the

Plan Year shall be the calendar year.



1.29        Reemployment Commencement Date

The date on which a person formerly employed by the Employer first performs an Hour of Service after a Period of Severance.



1.30        Retirement

The date on which a Participant incurs a Severance from  Service Date after attaining his (i) Normal Retirement Date or (ii) his Early Retirement Date

as defined under the Banco Popular de Puerto Rico Retirement Plan.



1.31        Severance from Service Date

The later of the following:

            (a)   The date of a person's resignation from the employ of the

                  Employer, discharge, retirement, or death.

            (b)   The day following a period of one full year during which

                  a person previously employed by the Employer does not

                  complete an Hour of Service for any reason other than his

                  resignation, discharge, retirement, or death.  These

                  reasons shall include,
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                  but shall not be limited to, vacation, holiday, sickness,

                  disability, leave of absence, or layoff.



For all purposes of the Plan, a person's employment with the Employer or an

Affiliated Company shall be deemed to have terminated as of a Severance from Service Date.



1.32        Total and Permanent Disability

A physical condition of a Participant which results in benefit payments under the Banco Popular de Puerto Rico Long Term Disability Plan.



1.33        Trust Agreement

The legally-binding agreement between the Employer and the Trustee.  Any term defined in the Trust Agreement shall have the same meaning as therein ascribed when used herein, unless the context clearly implies a different meaning.



1.34        Trustee

The trustee named in the Trust Agreement, or its successor, if any.



1.35        Trust Fund

The fund created by the Employer to receive Plan contributions, together with earnings thereon.
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1.36        Valuation Date

The last day of each calendar month during the Plan Year.



1.37        Voluntary Contribution

The contribution made to a Participant's Account pursuant to Section 3.02.



1.38        Voluntary Contribution Account

The Account under the Plan established for a Participant pursuant to

Section 3.02.



1.39        Years of Service

The period measured in full years and months (as defined below) beginning on a person's Employment Commencement Date and ending on his last Severance from Service Date, but excluding the following:

            (a)   any intervening Period of Severance provided that the

                  person's Reemployment Commencement Date followed a period

                  of at least one full year during which he completed no

                  Hours of Service.

            (b)   any Years of Service preceding a Period of Severance of

                  at least five full years provided:

                  (i)   the person was not entitled to any vested benefit

                        attributable to Employer Basic or Employer Matching

                        Contributions at the time of such Severance, and
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                  (ii)  the length of the Period of Severance exceeded his

                        Years of Service determined as of the Severance

                        from Service Date, and

                  (iii) the Participant had not incurred a Total and

                        Permanent Disability, which disability continued

                        throughout the Period of Severance.

In the event of an Employee's absence from the employ of the Employer for a period:

                  (i)   that commences on or after the Effective Date;

                  (ii)  for which the Employee is not paid or entitled to

                        payment by the Employer;

                  (iii) that constitutes Maternity or Paternity Leave; and

                  (iv)  that exceeds one year;

then, solely for purposes of determining the length of a Period of

Severance for purposes of this Section 1.35, the period of such absence commencing on the date of the commencement of such absence and ending on the second anniversary of the commencement of such absence (or, if earlier,

on the last day of such absence) shall not be considered a Period of

Severance.



Notwithstanding any provision in the Plan to the contrary, the preceding paragraph shall not apply unless the Employee furnishes to the

Administrative Committee such information as may reasonably be required in order to establish (i) that the
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Employee's absence is one described in Section 1.19 and (ii) the number of days during such absence.



For all purposes of this Section 1.35, a period beginning on any given day of a month and ending on the day preceding the corresponding day of the following month shall constitute a full month.  Twelve such full months shall constitute a full year.



In addition, while a Participant is on leave for military service, his

Years of Service will be frozen, and such Participant shall be classified as terminated.  Such Participant will receive credit for purposes of determining his Years of Service for his actual period of military service if (i) he returns to work for the Employer within 90 days of his discharge from military service and his period of military absence involves no voluntary reenlistment, or (ii) he dies in the course of his military service which involves no voluntary reenlistment.
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                                 Article II

                               PARTICIPATION



2.01        Requirements for Participation

            (a)   Subject to the provisions of subsections (b) and (c)

                  below, each Employee as of the Effective Date and each

                  person who becomes an Employee subsequent to that date

                  who performs services for the Employer primarily outside

                  of the Commonwealth of Puerto Rico, shall become a

                  Participant as of the first day of the month coincident

                  with or next following the completion of one Year of

                  Service with the Employer.

            (b)   If an Inactive or former Participant again becomes an

                  Employee who performs services for the Employer primarily

                  outside of the Commonwealth of Puerto Rico, he shall

                  immediately be eligible to participate in the Plan.

            (c)   Employees who are Leased Employees as determined in

                  accordance with Section 12.09 shall not be eligible to

                  participate in the Plan.

An Employee who is eligible to participate in the Plan in accordance with

(a) above shall complete and file the appropriate forms with the

Administrative Committee.  Such forms shall include, as applicable, an

Elective Deferral Agreement, a payroll
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deduction authorization, a Beneficiary designation and an agreement to be bound by all the terms and conditions of the Plan.



2.02        Cessation of Participation

An Employee's participation in the Plan shall cease upon the complete distribution of his Account under the Plan.



In the event a Participant is no longer a member of an eligible class of

Employees and becomes ineligible to participate but has not incurred a

Period of Severance, such Employee will participate immediately upon returning to an eligible class of Employees.



In the event an Employee who is not a member of an eligible class of

Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the service requirements and would have otherwise previously become a Participant.



2.03        Establishment of Accounts

            (a)   The Administrative Committee shall establish and maintain

                  or cause to be established and maintained in respect of

                  each Participant, an Account showing his interest under

                  the Plan and in the Trust Fund with respect to Elective

                  Deferral
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                  Contributions, Voluntary Contributions, Employer

                  Contributions, if any credited to his Account, and all

                  other relevant data pertaining thereto.  Each Participant

                  shall be furnished with a written statement of his

                  Account and the value of each such separate interest not

                  less frequently than annually and upon any distribution

                  to him.  In maintaining the Accounts under the Plan or

                  causing them to be maintained, the Administrative

                  Committee may conclusively rely on the valuations of the

                  Trust Fund in accordance with the Plan and the terms of

                  the Trust.

            (b)   The establishment and maintenance of, or allocations and

                  credits to, the Account of any Participant shall not vest

                  in any Participant any right, title or interest in and to

                  any Plan assets or benefits except at the time or times

                  and upon the terms and conditions and to the extent

                  expressly set forth in the Plan and in accordance with

                  the terms of the Trust.
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                                Article III

                           EMPLOYEE CONTRIBUTIONS



3.01        Participant's Elective Deferral Contribution

            (a)   On or after the Effective Date, each Participant may,

                  pursuant to this Section 3.01 and the overall limitations

                  of Article V, elect to defer between 0% to 10% of his

                  Compensation each year.  Such deferrals may be made in

                  percent of pay increments or as a fixed dollar amount.

                  However, no Participant shall be permitted to have

                  Elective Deferral Contributions made under this Plan, or

                  any other qualified plan maintained by the Employer,

                  during any taxable year, in excess of the dollar

                  limitation contained in Section 402(g) of the Code in

                  effect at the beginning of such taxable year.  Such

                  election shall generally be made before the Plan Year for

                  which the election is to be effective, but in no event

                  later than the time permitted under applicable rulings

                  and regulations.  Such election shall be made in writing

                  pursuant to an Elective Deferral Agreement entered into

                  with the Employer.  The Administrative Committee may

                  reduce (but not increase) the amount to be deferred by a

                  Participant(s) in order to satisfy the requirements for

                  cash and deferred profit sharing plans as set forth in

                  Section 401(k) of the
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                  Code and rulings and regulations thereunder, on a uniform

                  and non-discriminatory basis.

            (b)   A Participant's Elective Deferral Contribution Account

                  shall at all times, and in all events, be fully vested

                  and not subject to forfeiture for any reason whatsoever.



3.02        Voluntary Contributions for Employees of the British Virgin

            Islands

            (a)   Each eligible Employee who performs services for the

                  Employer primarily in the British Virgin Islands who is

                  prohibited under local tax law from making Elective

                  Deferral Contributions under the Plan may elect to make

                  Voluntary Contributions to the Plan in an amount between

                  0% to 10% of his Compensation each year pursuant to a

                  payroll deduction authorization.  Such deduction may be

                  made in percent of pay increments or as a fixed dollar

                  amount.  The Administrative Committee may reduce (but not

                  increase) the amount to be deducted by a Participant(s)

                  in order to satisfy the requirements for cash and

                  deferred profit sharing plans as set forth in Section

                  401(m) of the Code and rulings and regulations

                  thereunder, on a uniform and non-discriminatory basis.

            (b)   In any case in which an individual is a Participant in

                  two or more qualified plans maintained by the same

                  Employer the
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                  aggregate Voluntary Contributions to all plans may not

                  exceed 10% of his Compensation.

            (c)   A Participant's Voluntary Contribution Account shall at

                  all times be fully vested and not subject to forfeiture

                  for any reason whatsoever.

3.03        Changes to Elective Deferral and/or Voluntary Contributions

Subject to Article V, in accordance with procedures established by the

Administrative Committee, a Participant may increase or decrease his

Elective Deferral Contribution or Voluntary Contribution rate each April 1 or October 1 during the applicable Plan Year.  In addition, a Participant may suspend such contributions as of any payroll period during the Plan

Year.



3.04        Payment of Employee Contributions

All Elective Deferral Contributions and Voluntary Contributions made by or on behalf of a Participant shall be delivered by the Employer to the

Trustee as soon as practicable, after the close of each calendar month, to be commingled, managed, invested and reinvested with the other assets of the Plan.  Such contributions shall be credited to the Participant's

Account in accordance with Section 2.03.
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3.05        Participant's Rollover Account

A Participant may elect to transfer a Rollover Contribution to this Plan,

which amount shall be credited to the Participant's Rollover Account.  At

Normal Retirement Date, or such other date when the Participant or his

Beneficiary are entitled to receive benefits from the Plan, the

Participant's Rollover Contribution Account will be used to provide additional benefits to the Participant and will be distributed in accordance with Article VII.  A Participant's Rollover Account shall at all times and in all events, be fully vested and not subject to forfeiture for any reason.



For all purposes of this Plan, the term Rollover Contribution shall mean:

            (a)   An amount transferred to this Plan from another qualified

                  plan to the extent that such amount would otherwise be

                  taxable under the Code if received directly by the

                  Participant, and to the extent that such amounts are no

                  longer subject to the spousal consent requirements of

                  Section 417 of the Code.

            (b)   A lump sum distribution received by a Participant from

                  another qualified plan which is eligible for tax free

                  rollover treatment under the Code and which is

                  transferred by the Participant to this Plan within sixty

                  days following his receipt thereof.



Prior to accepting any Rollover Contributions, the Plan Administrator may

require the Participant to establish that amounts to be transferred to this

Plan meet the
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requirements of this Section 3.05 and may also require that the Participant provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section 3.05 and will not result in any adverse tax consequences for the Employer or jeopardize the tax exempt status of the Plan.



Notwithstanding the preceding, if the Plan accepts a Rollover Contribution and it is later determined that such amount does not in fact satisfy the above requirements, such amounts shall be treated as after-tax contributions.  Such amounts, including investment earnings thereon, shall then be immediately distributed to the Participant.



3.06        Employment Transfers

            (a)   A Participant in this Plan who transfers to perform

                  services for the Employer primarily within the

                  Commonwealth of Puerto Rico,  shall cease to be a

                  Participant in this Plan and shall immediately be a

                  participant in the Banco Popular de Puerto Rico

                  Employees' Stock Plan (Puerto Rico) ["the Stock Plan"] as

                  of the effective date of such transfer.  His Account

                  under this Plan shall be transferred to the Stock Plan as

                  soon as practicable after such transfer.

            (b)   A Participant in the Stock Plan who transfers to perform

                  services for the Employer primarily outside of the

                  Commonwealth of Puerto Rico, shall cease to be a

                  Participant in
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 III-6


                  the Stock Plan and shall immediately become a Participant

                  in this Plan as of the effective date of such transfer.

                  His account balance under the Stock Plan shall be

                  transferred to this Plan as soon as practicable after

                  such transfer.

            (c)   The Stock Plan is intended to qualify as a profit sharing

                  plan which meets the requirements for qualification and

                  tax-exemption under Sections 165(a) and 165(e) of the

                  Puerto Rico Income Tax Act and whose trust fund is exempt

                  for tax under Section 501(a) pursuant to Section

                  1022(i)(1) of the Employee Retirement Income Security Act

                  of 1974.
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                                 Article IV

                           EMPLOYER CONTRIBUTIONS



4.01        Employer Basic Contributions

The Employer may contribute to the Plan from the profits of the Employer for the Plan Year, as may be determined by the Employer in its sole discretion, a Basic Contribution.



4.02        Allocation of Employer Basic Contributions

Basic Contributions made by or on behalf of an Employer for the Plan Year shall be allocated to the Accounts of those Participants (i) who are

Employees on the last day of the Plan Year or on Maternity or Paternity

Leave as of the last day of the Plan Year or (ii) who retire on or after their Retirement date, die or incur a Total and Permanent Disability during such Plan Year, in the ratio which the Compensation of each such

Participant for such Plan Year bears to the total Compensation of all such

Participants for such Plan Year.



4.03        Employer Matching Contributions

The Employer shall contribute to the Plan on behalf of each Participant employed by the Employer, as a Matching Contribution, an amount equal to

50% of each Participant's Elective Deferral Contributions or Voluntary

Contributions up to a maximum of 2% of such Participant's Compensation for the Plan Year.  In no event
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


shall such Matching Contribution exceed 1% of such Participant's

Compensation for the Plan Year.



4.04        Payment of Employer Contributions

            a)    The Employer shall make payment of its Basic

                  Contributions directly to the Trustee with respect to any

                  Plan Year on or before the last date prescribed by law

                  for the filing of its federal income tax return

                  (including any extension of time for such filing) for the

                  fiscal year which ends within or concurrently with the

                  Plan Year.  In no event shall such Matching Contribution

                  exceed 1% of such Participant's Compensation for the Plan

                  Year.

            b)    The Employer shall make payment of its Matching

                  Contribution for each payroll period directly to the

                  Trustee as soon as practicable after the close of each

                  calendar month in which such payroll period ends.



4.05        Refunds of Employer Contributions

Once a contribution is made to the Plan by the Employer, it may not be refunded to the Employer unless the contribution:

            (a)   Was made in error as a result of a mistake in fact;
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


            (b)   Was made conditional upon receipt of favorable ruling

                  from the U.S. Internal Revenue Service that the Plan

                  would qualify under Sections 401(a) and 501(a) of the

                  Internal Revenue Code and such ruling were not received;

                  or

            (c)   Was made conditional upon the contribution being allowed

                  as a deduction for United States Federal income tax

                  purposes and such deduction was disallowed.



A permissible refund under (a) must be made within one year from the date the contribution was made to the Plan, and under (b) and (c) must be made within one year from the date of disallowance of tax qualification or tax deduction.
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                                 Article V

                        LIMITATIONS ON CONTRIBUTIONS

5.01        Maximum Employer Contributions

In no event shall contributions made by an Employer in any Plan Year,

including for this purpose Elective Deferral Contributions, exceed the amount deductible by the Employer for such year for federal income tax purposes.



5.02        Maximum Employee Elective Deferral Contributions

Subject to Plan Sections 5.03 and 5.05, Elective Deferral Contributions

made on behalf of a Participant in any calendar year shall not exceed

$7,000 (adjusted for increases in the cost-of-living in accordance with

Code Section 402(g)).  In the event that the aggregate amount of Elective

Deferral Contributions made on behalf of a Participant exceeds the limitation in the previous sentence, the amount of such excess deferrals,

increased by any income and decreased by any losses attributable thereto,

shall be refunded to the Participant no later than April 15 of the calendar year following the calendar year for which the Elective Deferral

Contributions were made.  If a Participant also participates, in any calendar year, in any other plans subject to the limitations set forth in

Code Section 402(g) and has made excess deferrals under this Plan when combined with the other plans subject to such limits, to the extent the

Participant, in writing submitted to the Administrative Committee no later than March 1 of the calendar year following the calendar year for which the

Elective Deferral Contributions were made, designates any Elective Deferral

Contributions
under this Plan as excess deferrals, the amount of such designated excess deferrals, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Participant no later than the April 15 of the calendar year following the calendar year for which the Elective

Deferral Contributions were made.



5.03        Actual Deferral Percentage Tests

            (a)   Notwithstanding any other provision of the Plan to the

                  contrary, the Actual Deferral Percentage for the Plan

                  Year for Highly Compensated Employees who are eligible to

                  participate in the Plan pursuant to Section 2.01 shall

                  not exceed the greater of the following Actual Deferral

                  Percentage tests:

                  (i)   The Actual Deferral Percentage for such Plan Year

                        of non-Highly Compensated Employees who are

                        eligible to participate in the Plan pursuant to

                        Plan Section 2.01 multiplied by 1.25; or

                  (ii)  The Actual Deferral Percentage for the Plan Year of

                        non-Highly Compensated Employees who are eligible

                        to participate in the Plan pursuant to Section 2.01

                        multiplied by 2.0, provided that the Actual

                        Deferral Percentage for Highly Compensated

                        Employees does not exceed the Actual Deferral

                        Percentage for such other Employees by more than

                        2%.

            (b)   The "Actual Deferral Percentage" for a Plan Year means,

                  for each specified group of Employees, the average of the

                  ratios (calculated separately for each Employee in such

                  group) of Elective Deferral Contributions credited to the

                  Account of each Participant for the Plan Year to the

                  amount of each Participant's compensation (as defined in

                  Code Section 414(s)) for such Plan Year.  An Employee's

                  Actual Deferral Percentage shall be zero if no Elective

                  Deferral Contributions are made on his behalf for such

                  Plan Year.

            (c)   The Administrative Committee shall determine as of the

                  end of each Plan Year, and at such other time or times as

                  it shall decide in its discretion, whether one of the

                  Actual Deferral Percentage tests specified above is

                  satisfied for such Plan Year.  This determination shall

                  be made after first determining the amount, if any, of

                  excess deferrals (within the meaning of Code Section

                  402(g)) as provided in Section 5.02.



                  In the event that  neither of the Actual Deferral

                  Percentage tests is satisfied, the Administrative

                  Committee shall refund the excess contributions in the

                  manner described below.  For purposes of this Plan

                  Section 5.03, "excess contributions" means, with respect

                  to any Plan Year and with respect to any

                  Participant, the  excess of the amount of Elective

                  Deferral Contributions and any earnings and losses

                  allocable thereto credited to the Accounts of Highly

                  Compensated Participants for such Plan Year, over the

                  maximum amount of Elective Deferral Contributions that

                  could be made on behalf of such Participants without

                  violating the requirements of (a) above.  The amount of

                  each Highly  Compensated Participant's excess

                  contributions shall be determined by reducing Elective

                  Deferral Contributions made on behalf of Highly

                  Compensated Participants in order of the Actual Deferral

                  Percentages beginning with the highest of such

                  percentages.

            (d)   If required under (c) above, the Administrative Committee

                  shall refund excess contributions for a Plan Year to the

                  Participant.  The distribution of such excess

                  contributions shall be  made to Highly  Compensated

                  Participants to the extent practicable before the 15th

                  day of the third month immediately following the Plan

                  Year for which such excess contributions were made, but

                  in no event later than the end of the Plan Year following

                  such Plan Year.  Any such distributions shall be made to

                  each Highly Compensated Participant on the basis of the

                  respective portions of such amounts attributable to each

                  such Highly Compensated Participant.

            (e)   If, as a result of the above test, the amount of Elective

                  Deferral Contributions is reduced to less than 2% of the

                  Participant's Compensation for the Plan Year, then any

                  applicable Employer Matching Contribution shall be

                  forfeited.



5.04        Average Contribution Percentage Tests

            (a)   Notwithstanding any other provision of the Plan to the

                  contrary, the Average Contribution Percentage for the

                  Plan Year for Highly Compensated Employees who are

                  eligible to participate in the Plan pursuant to Section

                  2.01 shall not exceed the greater of the following

                  Average Contribution Percentage tests:

                  (i)   the Average Contribution Percentage for such Plan

                        Year of non-Highly Compensated Employees who are

                        eligible to participate in the Plan pursuant to

                        Plan Section 2.01 multiplied by 1.25; or

                  (ii)  the Average Contribution Percentage for the Plan

                        Year of non-Highly Compensated Employees who are

                        eligible to participate in the Plan pursuant to

                        Section 2.01 multiplied by 2.0, provided that the

                        Average Contribution Percentage for Highly

                        Compensated Employees does not exceed the Average

                        Contribution Percentage for such other Employees by

                        more than 2%.

            (b)   The "Average Contribution Percentage" for a Plan Year

                  means, for each specified group of Employees, the average

                  of the ratios (calculated separately for each Employee in

                  such group) of

                  (i)   Employer Matching Contributions and Voluntary

                        Contributions credited to the Participant's Account

                        for the Plan Year to

                  (ii)  the amount of the Participant's compensation (as

                        defined in Code Section 414(s)) for the Plan Year.

                        An Employee's Average Contribution Percentage shall

                        be zero if no Voluntary Contributions or Employer

                        Matching Contributions are made on his behalf for

                        such Plan Year.

            (c)   The Administrative Committee shall determine as of the

                  end of each Plan Year, and at such other time or times as

                  it shall decide in its discretion, whether one of the

                  Average Contribution Percentage tests specified above is

                  satisfied for such Plan Year.  This determination shall

                  be made after first determining the amount, if any, of

                  excess deferrals (within the meaning of Code sec. 402(g))

                  under Section 5.02 and then determining the amount, if

                  any, of excess contributions under Section 5.03.  In the

                  event that neither of the Average Contribution Percentage

                  tests is satisfied, the Administrative

                  Committee shall refund or forfeit the excess

                  contributions in the manner  described below.  For

                  purposes of this Section 5.04, "excess contributions"

                  means, with respect to any Plan Year and with respect to

                  any Participant, the excess of the aggregate amount of

                  Employer Matching Contributions and Voluntary

                  Contributions and any earnings and losses allocable

                  thereto credited to the Accounts of Highly Compensated

                  Participants for such Plan Year, over the maximum amount

                  of such  contributions that could be  made without

                  violating the requirements of (a) above.  The amount of

                  each Highly  Compensated Participant's excess

                  contributions shall be determined by reducing the Average

                  Contribution percentage of each Highly Compensated

                  Participant whose Average Contribution Percentage is in

                  excess of the percentage otherwise permitted under (a)

                  above to the maximum amount permitted thereunder.

            (d)   If the Administrative Committee is required to refund or

                  forfeit excess contributions for any Highly Compensated

                  Participant for a Plan Year in order to satisfy the

                  requirements of (a) above, then such refund or forfeiture

                  of such excess contributions shall be made with respect

                  to such Highly Compensated Participants to the extent

                  practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the

                  end of the Plan Year immediately following such Plan Year

                  for which such excess contributions were made.  For each

                  such Participant, amounts so refunded or forfeited shall

                  be made in the following order of priority:

                  (i)   by distributing Voluntary Contributions (increased

                        by any earnings and decreased by any losses

                        allocable thereto) to such Participants, and

                  (ii)  by forfeiting any applicable Employer Matching

                        Contributions and earnings thereon.



5.05        Annual Additions Limitations

            (a)   The provisions of this Section 5.05 shall govern

                  notwithstanding any other provision of the Plan.

            (b)   The maximum Annual Additions which may be credited for a

                  Plan Year to each Participant's Account shall not exceed

                  the lesser of

                  (i)   25% of his Compensation for the Plan Year or

                  (ii)  $30,000, as adjusted from time to time in

                        accordance with Code Section 415(d).  This

                        limitation shall be administered in compliance with

                        the requirements of

                        Code Section 415, the provisions of which are

                        incorporated herein by reference.

                  For purposes of this Section 5.05, "Annual Addition"

                  means the total amount of Elective Deferral

                  Contributions, Employer Basic Contributions, Employer

                  Matching Contributions, and Voluntary Contributions (if

                  applicable) credited to a Participant's Account for the

                  Plan Year, "compensation" means compensation as defined

                  in Section 1.415-2(d) of the Regulations and the

                  "limitation year" means the Plan Year.

            (c)   If a Participant in the Plan also participates in any

                  defined benefit plan (as defined in Code Sections 414(j)

                  and 415(k)) maintained by the Employer or any Affiliate,

                  in the event that in any Plan Year the sum of the

                  Participant's defined benefit fraction (as defined in

                  Code Section 415(e) (2)) and the Participant's defined

                  contribution fraction (as defined in Code Section 415(e)

                  (3)) exceeds 1.0, the benefit under such defined benefit

                  plan or plans shall be reduced in accordance with the

                  provisions of that plan or plans, so that the sum of such

                  fractions with respect to the Participant will not exceed

                  1.0.  If this reduction does not ensure that the

                  limitation of this Section 5.05 is not exceeded, than the

                  Annual Addition to any defined contribution plan

                  maintained by the Employer or any

                  Affiliated Company, shall be reduced, beginning with this

                  Plan, but only to the extent necessary to ensure that

                  such limitation is not exceeded.

            (d)   If the Annual Addition to a Participant's Account under

                  this Plan exceeds the maximum permissible under Code

                  Section 415, calculated after the adjustments made in

                  accordance with Sections 5.02, 5.03, 5.04 and (c) above,

                  then the excess amount shall be disposed of, but only to

                  the extent necessary, by first  returning Voluntary

                  Contributions and any earnings thereon credited to the

                  Participant's Account.  In addition, in the case of a

                  reasonable error in estimating a Participant's

                  Compensation and in accordance with applicable Internal

                  Revenue Service rules, Elective Deferral Contributions

                  may also be refunded to Participants.

            (e)   If after the application of (d) above an excess amount

                  still exists, then

                  (i)   if the Participant is an Active Participant at the

                        end of the Plan Year, the excess amount will be

                        used to reduce Employer Contributions for such

                        Participant in the next Plan Year, and each

                        succeeding Plan Year if necessary, or

                  (ii)  if the Participant is an Inactive Participant at

                        the end of the Plan Year, the excess amount will be

                        applied to reduce future Employer Contributions for

                        all remaining Participants in the next Plan Year,

                        and each succeeding Plan Year if necessary.

                                 Article VI

           INVESTMENT OF CONTRIBUTIONS AND VALUATION OF ACCOUNTS



6.01        Establishment of Trust Fund

The Employer shall appoint a Trustee who will establish a Trust Fund to which all Employer contributions shall be made.  The Trust Fund shall be held, invested, reinvested, used and disbursed by the Trustee in accordance with the provisions of the Plan and a Trust Agreement entered into between the Employer and the Trustee.



The Employer may remove the Trustee only in the event of a breach by the

Trustee of its fiduciary duties.  Any such removal shall be effected upon the notice required by the Trust Agreement.  The Employer then shall designate a successor Trustee.  The Trustee shall have the sole and complete discretion with respect to the management and control of the Trust

Fund including the exclusive and sole authority to vote on any matter involving the shares of Employer stock under the Plan except as provided under Section 6.03.  In addition, BanPonce Corporation shall not influence the manner in which or the timing of any and all stock purchased by the

Trustee.



No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as expressly provided in the Plan or the Trust

Agreement.  Any provisions of the Plan to the contrary notwithstanding, and except for the payment of expenses, no part of the assets of the Trust Fund shall, by reason of any modification, amendment, termination, or otherwise, be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.



6.02        Operation of the Trust

All amounts of money, securities or other property received under the Plan shall be delivered to the Trustee under the Trust, to be managed, invested,

reinvested and distributed for the exclusive benefit of the Participants and their Beneficiaries in accordance with the Plan. Separate, commingled funds for the investment of Plan assets held in the Trust shall be established and maintained under the Trust.  Except for the temporary holding of amounts representing contributions and distributions, the

Investment Fund shall consist exclusively of shares of common stock of

BanPonce Corporation.



6.03        Voting of Stock

Any and all stock of BanPonce Corporation held in the Trust shall be voted by the Trustee, in its sole discretion, except upon the occurrence of the following:

            (a)   In the event that any bona fide tender, exchange or

                  similar offer to purchase all or any portion of the

                  outstanding stock of BanPonce Corporation is made by any

                  person, all shares of such stock held by the Trust Fund

                  shall be allocated among and credited to the Accounts of

                  Participants under the Plan based upon the ratio of each

                  Participant's Account balance to the total of all such Account balances, determined as of the most recent Valuation Date coincident with or preceding the

                  date of any relevant vote or tender.  Such stock shall

                  remain allocated to the Accounts of the Participants

                  under the Plan subsequent to the pass-through of such

                  rights.

            (b)   In accordance with an event described in subsection (a),

                  the Trustee shall permit each Participant or, if

                  applicable, his Beneficiary to direct the Trustee as to

                  the voting of such stock allocated to their Accounts.

                  All allocated stock as to which such instructions have

                  been received in accordance with procedures established

                  by the Trustee (which may include an instruction to

                  abstain) shall be voted in accordance with such

                  instructions.



6.04        Valuation

            (a)   As of each Valuation Date, the Trust Fund shall be valued

                  at its fair market value pursuant to the terms of the

                  Trust to reflect the effect of income received and

                  accrued, realized and unrealized profits and losses, and

                  all other transactions of the preceding period.  Such

                  valuation shall be conclusive and binding upon all

                  persons having an interest in the Trust Fund.

            (b)   All contributions made on behalf of, or allocated to, a

                  Participant shall be credited to his Account.  As of any

                  Valuation Date, the value of a Participant's Account

                  shall be the value of such Account as of the immediately

                  preceding Valuation Date adjusted to reflect changes in

                  the value of the  Trust Fund allocable thereto in

                  accordance with (a) above plus the amount of

                  contributions, if any, credited thereto and less any

                  distributions made therefrom since the immediately

                  preceding Valuation Date.



6.05        Accounting Procedures

The Administrative Committee shall have complete discretion to establish and utilize an accounting system to account for the interest of each

Participant.  To the extent permitted by the Code and regulations, the

Administrative Committee may change the accounting system from time to time.



6.06        Payment of Expenses

All expenses which arise in connection with the administration of the Plan and the Trust Agreement including, but not limited to, the compensation of the Trustee and of any recordkeeper, accountant, counsel, or other person appointed by the Administrative Committee, the Employer, or the Trustee

shall be paid out of the Trust Fund, unless paid by the Employer.

6.07        Additional Restrictions

            (a)    The Plan shall not without the Board's prior written

approval, alone or in conjunction with the Counterpart Plan, acquire 25 percent or more of any class of the voting securities of any bank or bank holding company, or otherwise acquire, alone or in conjunction with the

Counterpart Plan, control of any bank or bank holding company.

            (b)  The Plan will notify the New York Fed of the terms of any nonvoting equity investment in any bank or bank holding company if the non-

voting equity investment would cause the Plan, when aggregated with the holdings of the Counterpart Plan, BanPonce Corporation and all of BanPonce

Corporation's subsidiaries, to own more than 5 percent of the total equity of such bank or bank holding company.

            (c)  The Plan will not make any investments that could not be made by a bank holding company under the Bank Holding Company Act of 1956,

as amended, and the Plan will provide notification to the New York Fed prior to acquiring voting securities, when aggregated with the holdings of the Counterpart Plan, constituting more than 5 percent of the voting securities of any company (as defined in the Board of Governors'

Regulation Y, 12 CFR Part 225) other than the Employer or BanPonce

Corporation.

            (d)  The Plan will not incur any debt without the prior written approval of the New York Fed, other than short-term debt incurred for the purpose of
terminating an Employee's Account, provided that such short-term debt shall not be outstanding for a period in excess of 180 days.

       VII-1


                                Article VII

                               DISTRIBUTIONS

7.01        Distributions on Retirement or Disability

Each Participant who terminates employment on account of his Retirement or

Total and Permanent Disability shall have a nonforfeitable right to receive a distribution of his entire Account.  Distribution shall be made in accordance with Sections 7.05 and 7.06.



7.02        Distributions on Death

Upon an Active Participant's death, his Beneficiary shall have a nonforfeitable right to receive a distribution of the Participant's entire

Account.  Upon the death of an Inactive Participant, his Beneficiary shall have a nonforfeitable right to receive the portion of his Account which was vested in accordance with Section 7.03.  Distribution shall be made in accordance with Sections 7.05 and 7.06.



7.03        Distribution Upon Termination of Employment

Any Participant who terminates employment for any reason other than

Retirement, Total and Permanent Disability or death, shall be entitled to receive 100% of his Elective Deferral Contribution Account and Rollover

Account and the vested portion of the remainder of his Account as of the

Valuation Date immediately following his termination of employment based on the following schedule:

       VII-2

              Period of Service                 Nonforfeitable Interest

            Less than 3 years                             0%
            3 but less than 4 years                       20%
            4 but less than 5 years                       40%
            5 but less than 6 years                       60%
            6 but less than 7 years                       80%
            7 or more years                              100%



Distribution shall be made in accordance with Sections 7.05 and 7.06.



Upon the sale or closure of any operating unit of the Employer, the Account of each Participant who at the time of such sale or closure was an employee of such operating unit shall become 100% vested.



Upon the termination of employment of a Participant who is not otherwise

100% vested in his Account, the Administrative Committee shall reflect any prior distributions in determining the Participant's current vested interest in his Account in order to avoid duplication of payments.



7.04        Forfeitures

That portion of a Participant's Account which shall not be vested at the date of his termination of employment shall be forfeited.  Forfeitures shall be used to reduce the Employer's contribution to the Plan.  In the event such Participant is later reemployed

       VII-3


by the Employer prior to incurring a Period of Severance of five years, the current value of such forfeited amounts shall be restored to the

Participant's Account.



7.05        Forms of Payment

Subject to the provisions of Section 7.06, payment of a Participant's vested Account shall be made in a lump sum. Payment shall be made either in cash or, if elected by the Participant, shares of stock of BanPonce

Corporation, or both.



7.06        Time of Payment

Benefits payable to a Participant (or Beneficiary) under this Article VII shall be paid or commence as soon as practicable after:

            (a)   The date of his death, Retirement, Total and Permanent

                  Disability or other termination of employment based on

                  the value of his vested Account determined as of the

                  Valuation Date coincident with or next following such

                  date, or

            (b)   If such date occurs prior to his Normal Retirement Date,

                  any Valuation Date coincident with or preceding his

                  Normal Retirement Date, based on the value of his vested

                  Account as of such Valuation Date.

       VII-4


The Participant (or Beneficiary) shall provide to the Administrative

Committee a written election at least 30 days preceding any applicable

Valuation Date, indicating the date benefits are to be paid or commence and the Form of Payment elected.



7.07        Limitation on Distributions

            (a)   Notwithstanding any other provision of the Plan, unless

                  otherwise provided by law, any benefit payable to a

                  Participant shall commence no later than the April 1st of

                  the calendar year following the calendar year in which

                  such Participant attains age 70 1/2.  Such benefit shall

                  be paid, in accordance with the Regulations, over a

                  period not extending beyond the life expectancy of such

                  Participant or the joint life expectancies of such

                  Participant and his Beneficiary.

            (b)   If distribution of a Participant's benefit has commenced

                  prior to a Participant's death, and such Participant dies

                  before his entire benefit is distributed to him,

                  distribution of the remaining portion of the

                  Participant's benefit to the Participant's Beneficiary

                  shall be made at least as rapidly as under the method of

                  distribution in effect as of the date of the

                  Participant's death.

            (c)   If a Participant dies before distribution of his benefit

                  has commenced, distributions to any Beneficiary shall be

                  made on

       VII-5


                  or before the December 31st of the calendar year which

                  contains the 5th anniversary of the date of such

                  Participant's death; provided, however, at the

                  Beneficiary's irrevocable election, duly filed with the

                  Administrative Committee before the applicable

                  commencement date set forth in the following sentence,

                  any distribution to a Beneficiary may be made over a

                  period not extending beyond the life expectancy of the

                  Beneficiary.  Such distribution shall commence not later

                  than the December 31 of the calendar year immediately

                  following the calendar year in which the Participant died

                  or, in the event such Beneficiary is the Participant's

                  surviving spouse, on or before the December 31st of the

                  calendar year in which such Participant would have

                  attained age 70 1/2, if later (or, in either case, on any

                  later date prescribed by the regulations).  If such

                  Participant's surviving spouse dies after such

                  Participant's death but before distributions to such

                  surviving spouse commence, this Subsection (c) shall be

                  applied to require payment of any further benefits as if

                  such surviving spouse were the Participant.

            (d)   Pursuant to the Regulations, any benefit paid to a child

                  shall be treated as if paid to a Participant's surviving

                  spouse if such amount will become payable to such

                  surviving spouse on the

       VII-6


                  child's attaining majority, or other designated event

                  permitted by the Regulations.

            (e)   Notwithstanding the foregoing, unless the Participant

                  elects otherwise, distribution shall commence no later

                  than the 60th day after the latest of the last day of the

                  Plan Year in which the Participant

                  (i)   attains his Normal Retirement Date,

                  (ii)  attains his 10th anniversary of Plan participation

                        or

                  (iii) terminates his employment.



7.08        Cash Outs

Notwithstanding any other provision of the Plan, to the extent required by the Code and the regulations, if the value of a Participant's vested

Account at the time he terminates employment is $3,500 or less, such amount will be distributed to him immediately in one lump sum payment; provided,

however, that no such lump sum payment shall be made after distribution has commenced without the Participant's written consent.  If the value of the

Participant's vested Account exceeds $3,500, no distribution shall be made to such Participant prior to the date he attains age 65 without his written consent.  In the absence of receipt of such consent by the Administration

Committee, distribution to such Participant shall be made in a lump sum as of the Valuation Date coincident with or next following his Normal

Retirement

       VII-7


Date.  Payments shall be made in either cash or, if elected by the

Participant, shares of stock of BanPonce Corporation, or both.



7.09.       Direct Rollovers

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section 7.09, a

Participant may elect, at the time and in the manner prescribed by the

Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the

Participant in a direct rollover.

            (a)   Eligible rollover distribution:  An eligible rollover

                  distribution is any distribution of all or any portion of

                  the balance to the credit of the Participant, except that

                  an eligible rollover distribution does not include:  any

                  distribution that is one of a series of substantially

                  equal periodic  payments (not less  frequently than

                  annually) made for the life (or life expectancy) of the

                  Participant or the joint lives (or joint life

                  expectancies) of the Participant and the Participant's

                  designated Beneficiary, or for a specified period of ten

                  years or more; any distribution to the extent such

                  distribution is required under Section 401(a)(9) of the

                  Code; and the portion of any distribution that is not

                  includible in gross income (determined without regard to

                  the exclusion for net unrealized appreciation with

                  respect to employer securities).

       VII-8


            (b)   Eligible retirement plan:  An eligible retirement plan is

                  an individual retirement account described in Section

                  408(a) of the Code, an individual retirement annuity

                  described in Section 408(b) of the Code, and annuity plan

                  described in Section 403(a) of the Code, or a qualified

                  trust described in Section 401(a) of the Code, that

                  accepts the Participant's eligible rollover distribution.

                  However, in the case of an eligible rollover distribution

                  to the surviving spouse, an eligible retirement plan is

                  an individual retirement account or individual retirement

                  annuity.

            (c)   A distributee includes an employee or former employee.

                  In addition, the employee's or former employee's

                  surviving spouse and the employee's or former employee's

                  spouse or former spouse who is the alternate payee under

                  a qualified domestic relations order, as defined in

                  section 414(p) of the Code, are distributees with regard

                  to the interest of the spouse or former spouse.

            (d)   Direct rollover:  A direct rollover is a payment by the

                  Plan to the eligible retirement plan specified by the

                  distributee.

       VIII-1


                                Article VIII

                            PLAN ADMINISTRATION



8.01        Appointment of an Administrative Committee

The Employer shall appoint an Administrative Committee to serve as Plan

Administrator.  The Administrative Committee shall consist of five or more persons and shall serve at the pleasure of, and may be removed at any time by, the Employer.  The Employer shall designate one of such persons to serve as Chairman.  Participants may be members of the Administrative

Committee.  No member of the Administrative Committee shall receive compensation for his services as such.



8.02        Operation of the Administrative Committee

A majority of the members of the Administrative Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions or other action taken by the Administrative Committee shall be by vote of a majority of its members present at any meeting, or without a meeting, by instrument in writing signed by all its members.



The Chairman of the Administrative Committee shall appoint a Secretary who may but need not be a member of the Administrative Committee.  The

Administrative Committee may delegate any of its powers or duties among its members or to others as it shall determine.  It may authorize one or more of its members to execute or

       VIII-2


deliver any instrument or to make any payment in its behalf. It may employ such counsel, agents, clerical, accounting and actuarial services as it may require in carrying out the provisions of the Plan, and to the extent permitted by law it shall be entitled to rely upon all tables, valuations,

certificates, opinions, or other reports furnished by such persons.



8.03        Powers and Duties of the Administrative Committee

The Administrative Committee shall have all powers necessary to administer the Plan except to the extent any such powers are vested in any other fiduciary  by the Plan or  by the Administrative  Committee.  The

Administrative Committee may from time to time establish rules for the administration of the Plan, and it shall have the exclusive right to interpret the Plan and to decide any matters arising in connection with the administration and operation of the Plan.  The Administrative Committee's rules, interpretations and decisions shall be applied in a uniform manner to all Employees similarly situated and shall be conclusive and binding on the Employer and on Participants and Beneficiaries to the extent permitted by law.



The Administrative Committee shall compute and certify to the Trustees the amount of retirement benefits payable under the provisions of the Plan to any Participant terminating his employment with a retirement benefit or to any Beneficiary.

       VIII-3


8.04        Delegation of Responsibility

Each fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, for the exclusive purpose of providing benefits to such persons and defraying reasonable expenses of administering the Plan, while using the care, skill, prudence,

and diligence, under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.



The members of the Administrative Committee and any person to whom the

Administrative Committee may delegate any of its powers under the Plan may employ persons to render advice with regard to any responsibility he has under the Plan.  No fiduciary shall be liable for any act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by or pursuant to the Plan, except to the extent required by Section 405 of the Employee

Retirement Income Security Act of 1974.



8.05        Indemnification of the Administrative Committee

The Employer may indemnify each member of the Administrative Committee against all liabilities and expenses, including attorneys' fees, reasonably incurred by him in connection with any legal action to which he may be a party, or any threatened legal action to which he might have become a party, by reason of his membership on the Administrative Committee, except with regard to any matters as to which he shall be

       VIII-4


adjudged to be liable for willful misconduct in the performance of his duties as such a member.

                                 Article IX

                              CLAIMS PROCEDURE



9.01        Notification of Benefit Eligibility

The Administrative Committee shall notify Participants of the retirement benefits to which they are entitled as soon as is practical following each

Participant's termination of employment.  Filing of a claim shall not be required for benefit commencement.



9.02        Initial Review of Claims

If a Participant or Beneficiary has reason to believe that he is entitled to retirement benefits from the Plan in excess of those about which he is notified in accordance with Section 9.01, he may file a claim in writing with the Administrative Committee.



If the Administrative Committee denies the claim, the claimant shall be notified in writing of the denial within 30 days after the Administrative

Committee's receipt of the claim.  The notice shall (a) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Plan on which the denial is based, (b) describe any additional material or information that should be received before the claim request may be acted upon favorably, and explain why such material or information, if any, is needed and (c) inform the person making the claim of his right to request a review of the decision by the Administrative

Committee.

9.03        Review of Claim Denial

Any person who believes that he has submitted all available and relevant information may request a review of the denial of his claim by the

Administrative Committee by submitting a written request for review within

60 days after the date on which such denial is received.  This period may be extended by the Administrative Committee for good cause shown.  The person making the request for review may examine pertinent Plan documents.

The request for review may discuss any issues relevant to the claim.



The Administrative Committee shall decide whether or not to grant the claim within 30 days after receipt of the request for review, but this period may be extended for up to an additional 90 days in special circumstances.  The

Administrative Committee's decision shall be in writing, shall include specific reasons for the decision, and shall refer to the pertinent provisions of the Plan on which the decision is based.

                                 Article X

                  AMENDMENT OR TERMINATION OF THE PLAN OR

                      DISCONTINUANCE OF CONTRIBUTIONS



10.01       Right to Amend or Terminate the Plan

The Employer may  amend the Plan, retroactively or otherwise,  at any time.

No such amendment may have  the effect of vesting in the Employer  any part of the  Trust Fund, or of diverting any part  of the Trust Fund to purposes other than  for the  exclusive benefit of  Participants and  Beneficiaries,

until all  liabilities with respect to such  persons have been satisfied or provided for.  No amendment shall deprive any Participant or Beneficiary of any retirement benefit therefore vested in him.



The continuance of the Plan and the payment of contributions under the Plan are  entirely voluntary and are  not assumed as  contractual obligations of

the Employer.   The Employer  reserves the right  to terminate the  Plan in whole or in part or to discontinue contributions thereunder.



10.02       Result of Termination

            (a)   Upon  termination of  the Plan as  to any  Employer, such

                  Employer shall not  make any further  contributions under

                  the Plan and no amount shall thereafter be  payable under

                  the Plan  to  or  in respect  of  any  Participants  then

                  employed by such

                  Employer except as provided in this Article X.  To the

                  maximum extent permitted by ERISA, the rights of

                  Participants no longer employed by such Employer and of

                  former Participants and their Beneficiaries under the

                  Plan shall be unaffected by such termination and any

                  transfers, distributions or other dispositions of the

                  assets of the Plan as provided in this Article X shall

                  constitute a complete discharge of all liabilities under

                  the Plan with respect to such Employer's participation in

                  the Plan and any Participant then employed by such

                  Employer.

            (b)   The interest of each such Participant in service with

                  such Employer as of the termination date in his Account

                  after payment of or provision for expenses and charges

                  and appropriate adjustment of the Accounts of all such

                  Participants for expenses, charges, forfeitures and

                  profits and losses shall be nonforfeitable as of the

                  termination date, and upon receipt by the Administrative

                  Committee of IRS approval of such termination, the full

                  current value of such amount shall be paid from the Trust

                  Fund in the manner described in Article VII or

                  transferred to a successor employee benefit plan which is

                  qualified under Code Section 401(a); provided, however,

                  that in the event of any transfer of assets to a

                  successor employee benefit plan the provisions of

                  Section 12.04 will apply.

            (c)   All determinations, approvals and notifications referred

                  to above shall be in form and substance and from a source

                  satisfactory to counsel for the Plan.  To the maximum

                  extent permitted by ERISA, the termination of the Plan as

                  to any Employer shall not in any way affect any other

                  Employer's participation in the Plan.

                                 Article XI

                            TOP HEAVY PROVISIONS



11.01       Top Heavy and Super Top Heavy Defined

For purposes of this Article XI, Top Heavy shall mean that as of the

Determination Date the aggregate Account balances of all Key Employees

(including any amounts distributed to Key Employees during the five Plan

Years ending on the Determination Date) exceeds 60% of the aggregate of the

Account balances of all Participants as of such Determination Date.  Super

Top Heavy shall mean that as of the Determination Date, the aggregate

Account balances of all Key Employees (including any amounts distributed to

Key Employees during the five Plan Years ending on the Determination Date)

exceeds 90% of the aggregate of the Account balances of all Participants as of such Determination Date.  Participants who are former Key Employees shall be excluded from all such determinations under this Section 11.01.

If any individual has not performed services for the Employer or any

Affiliated Company at any time during the five year period ending on the

Determination Date, any Account Balance of such individual shall be disregarded.



For purposes of this Section 11.01, Determination Date shall be defined as the last day of the Plan Year preceding the Plan Year for which the Top

Heavy determination is made.  For purposes of this Section 11.01, Account balance may also include benefits accrued under any other United States tax qualified retirement plan
maintained by the Employer or any Affiliated Company which must or may be aggregated (as required pursuant to Sections 11.02 and 11.03) for purposes of this Section 11.01 as required under the provisions of Section 416 of the Code and the regulations thereunder.



11.02       Required Aggregation Group

For purposes of this Article XI, a Required Aggregation Group shall consist of (a) this Plan; (b) the Banco Popular de Puerto Rico Retirement Plan; (c)

the Banco Popular de Puerto Rico Profit Sharing Plan; (d) any other qualified plans maintained by the Employer that cover Key Employees; and

(e) any other qualified plans that are required to be aggregated for purposes of satisfying the requirements of Sections 401(a)(4) and 410(b) of the Code.



11.03       Permissible Aggregation Group

For purposes of this Article XI, a Permissible Aggregation Group shall consist of (a) the Required Aggregation Group and (b) any other qualified plans maintained by the Employer; provided however, that the Permissible

Aggregation Group must satisfy the requirements of Sections 401(a)(4) and

410(b) of the Code.

11.04       Key Employee Defined

For purposes of this Article XI, Key Employee shall be defined as in

Section 416(i)(1) of the Code and the regulations thereunder. All other

Participants shall be referred to as Non-Key Employees.



11.05       Employer Contributions

For each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution (including contributions attributable to salary reduction or similar arrangements) allocable to the Account of each Non-Key Employee who has satisfied the eligibility requirements of Plan Section 2.01, whether or not a Participant in the Plan, and who is in service at the end of the Plan

Year shall not be less than the lesser of (i) 3% of such Employee's compensation (as defined in Code Section 414(s)), or (ii) the percentage at which contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest.  For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.  Clause (ii) shall not be applicable if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Code Sections 401(a)(4) or 410.

11.06       Effect on Vesting Percentages

If the Plan should ever be Top Heavy, the provisions of Section 7.03 shall be modified to provide that each Participant shall be entitled to a vested percentage in his Account determined in accordance with the following schedule:


                   Full Years                  Vested
                   of Service                Percentage

                  Less than 2 years             0%
                  2 years                       20%
                  3 years                       40%
                  4 years                       60%
                  5 years                       80%
                  6 or more years               100%



11.07       Effect on Application of Maximum Benefit Limitations

For each Plan Year in which the Plan is Top Heavy, the provisions of

Section 5.05 shall be modified with respect to the operation of Code

Section 415(e) by substituting "1.0" for "1.25" wherever the latter appears in that Section of the Code.



The provisions of the preceding paragraph shall not apply if the requirements below are satisfied:

            (a)   Section 11.05 is applied by substituting 4% for 3%

                  wherever the latter appears.

            (b)   To the extent required by Section 416 of the Code and the

                  regulations, any defined benefit plan of the Employer or

                  an

                  Affiliated Company meets the requirements of Section

                  416(c)(1)(B) of the Code (relating to minimum benefit

                  accruals) after such Section is modified by substituting

                  "3%" for "2%" and by increasing "20%" by "1%" for each

                  Plan Year (not to exceed 10) that the Plan was required

                  to be taken into account under Section 11.05.

            (c)   The Plan is not Super Top Heavy.

       XII-1


                                Article XII

                          MISCELLANEOUS PROVISIONS



12.01       Contract of Employment

The Plan shall not be deemed to constitute a contract between any Employee and the Employer or to be a consideration or an inducement to any Employee for his employment by the Employer.  Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the

Employer or to interfere with the right of the Employer to discharge or to terminate the employment of an Employee at any time without regard to the effect of such action on his rights under the Plan.  No Participant or

Beneficiary shall have any rights against the Employer for benefits payable under the Plan other than rights, if any, which he may have with respect to the Trust Fund.



12.02       Furnishing of Information

Unless otherwise expressly provided in the Plan, all benefits to which any

Participant may be entitled shall be determined in accordance with the provisions of the Plan as in effect on such Participant's Severance from

Service Date.  In order to receive any benefits under the Plan, a

Participant must furnish the Administrative Committee with such information as may reasonably be required for purposes of the proper administration of the Plan.

       XII-2


12.03       Assignment or Alienation of Benefits

Any benefit payable under the Plan shall not be subject in any manner to assignment, alienation, anticipation, sale, transfer, pledge, encumbrance,

lien or charge, and any attempt to cause any such benefit to be so subjected shall not be recognized except to such extent as may be required by law.



12.04       Merger of Plans

In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other qualified plan, each

Participant shall (if such other plan then terminates) be entitled to receive a benefit immediately after any such merger, consolidation or transfer which is equal to or greater than the benefit to which he would have been entitled immediately before such merger, consolidation or transfer (if the Plan had then terminated).



12.05       Substitute Payee

If a Participant or Beneficiary entitled to receive any retirement benefits from the Plan is in his minority, or is, in the judgment of the

Administrative Committee, legally, physically or mentally incapable of personally receiving and receipting for any distribution, the

Administrative Committee may make distributions to his legally appointed guardian, or to such other person, persons or institutions as it may judge to be then maintaining or to have custody of the payee.

       XII-3


12.06       Domestic Relations Order

For purposes of this Article XII, a Domestic Relations Order shall refer to a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law, and which relates to the provisions of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant.



12.07       Qualified Domestic Relations Order

For purposes of this Article XII, a Qualified Domestic Relations Order shall refer to a Domestic Relations Order that (a) clearly specifies (i)

the name and last known mailing address of the Participant and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Participant's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and

(iv) the name of this Plan; and (b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations

Order.



12.08       Procedures Involving Domestic Relations Orders

Notwithstanding the provisions of Section 12.03 to the contrary, upon receiving a Domestic Relations Order, the Administrative Committee shall segregate in a separate account or in an escrow account the amounts payable to any person pursuant to such

       XII-4


Domestic Relations Order, pending a determination whether such Domestic

Relations Order constitutes a Qualified Domestic Relations Order, and shall give notice of the receipt of the Domestic Relations Order to the

Participant and each other person affected thereby.



If, within 18 months after receipt of such Domestic Relations Order, it is determined by the Administrative Committee, by a court of competent jurisdiction, or otherwise, that such Domestic Relations Order constitutes a Qualified Domestic Relations Order, the Administrative Committee shall direct the Trustee to segregate the amounts (plus any interest thereon) on account of the person (or persons) entitled thereto under the Qualified

Domestic Relations Order.  Such individual shall, thereafter, be considered a terminated vested Participant under the Plan.  If it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order or

if no determination is made within the prescribed 18-month period, the segregated amounts shall be desegregated as though the Domestic Relations

Order had not been received, and any later determination that such Domestic

Relations Order constitutes a Qualified Domestic Relations Order shall be applied only with respect to benefits on the date of such determination.



The Administrative Committee shall be authorized to establish such reasonable administrative procedures as is deemed necessary or appropriate to administer this

       XII-5


Section 12.08.  This Section 12.08 shall be construed and administered so as to comply with the requirements of Section 401(a)(13) of the Code.



12.09       Leased Employees

            (a)   Subject to Subsection 12.09(b), a Leased Employee shall

                  be treated as an Employee for all purposes of the Plan.

                  For purposes of this Section 12.09, a Leased Employee

                  shall refer to any person (i) who would not, but for the

                  application of this Section 12.09, be an Employee and

                  (ii) who pursuant to an agreement between the Employer

                  and any other person (a Leasing Organization) has

                  performed for the Employer (or for the Employer and

                  related persons determined in accordance with Section

                  414(n)(6) of the Code), on a substantially full-time

                  basis for a period of at least one year, services of a

                  type historically performed by employees in the business

                  field of the Employer.

            (b)   For purposes of the Plan:

                  (i)   contributions or benefits provided to the Leased

                        Employee by the Leasing Organization which are

                        attributable to services performed for the Employer

                        shall be treated as provided by the Employer; and

                  (ii)  Subsection 12.09(a) shall not apply to a Leased

                        Employee if such Leased Employee is covered by a

       XII-6


                        money purchase pension plan providing (A) a non-

                        integrated contribution rate of at least 7-1/2% of

                        the Leased Employee's compensation; (B) immediate

                        participation; and (C) full and immediate vesting.



12.10       Gender and Number

The masculine pronoun, whenever used herein, shall include the feminine pronoun, and the singular number shall include the plural number, unless the context of the Plan clearly indicates otherwise.



12.11       Governing Law

The Plan shall be governed and construed in accordance with ERISA and the laws of the State of New York.

       SIGNATURE PAGE


IN WITNESS WHEREOF, the Employer has caused this Plan to be executed this

_____ day of ____________ , 1995.





                                    By:  _______________________________



                                    Title:  ____________________________



                                    By:  _______________________________



                                    Title:  ____________________________



                                    By:  _______________________________



                                    Title:  ____________________________